Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	Martin S. Hughes
Redwood Trust, Inc.		(415) 389-7373
January 30, 2009
Mike McMahon
(415) 384-3805

REDWOOD TRUST, INC. ANNOUNCES DIVIDEND TAX INFORMATION FOR 2008

MILL VALLEY, Calif. – January 30, 2009 – Redwood Trust, Inc. (NYSE:RWT) today announced tax information regarding its dividend distributions for 2008.

Shareholders should check the tax statements they receive from brokerage firms to make sure the Redwood dividend information reported in those statements conforms to the information reported here.  Furthermore, shareholders should consult their tax advisors to determine the amount of taxes that should be paid on Redwood’s dividend distributions.

Under the tax rules applicable to real estate investment trusts (REITs) such as Redwood, the $0.75 per share fourth quarter 2007 regular common stock dividend that had a record date of December 31, 2007 and a payment date of January 22, 2008 was reportable on shareholders’ 2007 tax returns.

All of the other common stock dividends paid during 2008 are reportable on shareholders’ 2008 tax returns, including three $0.75 per share quarterly regular dividends.  In addition, the $0.75 per share fourth quarter 2008 common stock regular dividend with a record date of December 31, 2008 that was paid on January 21, 2009 is also reportable on shareholders’ 2008 tax returns.

Thus, for 2008, Redwood shareholders that held stock for this entire period should report a total of $3.00 per share of common stock dividends for tax purposes.

Under the tax rules applicable to REITs, Redwood’s 2008 dividend distributions are characterized for tax purposes as 91.7% ordinary income and 8.3% return of capital.  None of Redwood’s 2008 dividend distributions are characterized for tax purposes as long-term capital gain dividends.

As a REIT, the portion of Redwood’s dividends that is characterized as ordinary income is generally taxed at full ordinary income rates.  The portion of Redwood’s dividends characterized as a return of capital is not taxable, and reduces shareholders’ basis for shares held at each quarterly distribution date.

The table below provides more detailed information for each of Redwood’s common stock dividends that are taxable in 2008.

Common Stock (CUSIPs 758075 40 2)
Dividend	Declaration	Record	Payable	Total Distribution	Ordinary	Return of	Long Term Capital Gains	# of	Total $
Type	Dates	Dates	Dates	Per Share	Income	Capital		Shares	Paid
Regular	3/5/2008	3/31/2008	4/21/2008	$0.75	$0.6875	$0.0625	$0.00	32,709,963	$ 24,532,472
Regular	5/22/2008	6/30/2008	7/21/2008	$0.75	$0.6875	$0.0625	$0.00	33,184,317	$ 24,888,238
Regular	8/21/2008	9/30/2008	10/21/2008	$0.75	$0.6875	$0.0625	$0.00	33,237,676	$ 24,928,257
Regular	11/10/2008	12/31/2008	1/21/2009	$0.75	$0.6875	$0.0625	$0.00	33,470,557	$ 25,102,918
			Total	$3.00	$2.7500	$0.2500	$0.00		$ 99,451,885

For shareholders that are corporations, Redwood’s dividends are not generally eligible for the corporate dividends-received deduction.

No portion of Redwood’s 2008 dividends consisted of unrelated business taxable income (UBTI), which is subject to specialized tax reporting and other rules applicable for certain tax exempt investors.

For more information about Redwood Trust, Inc., please visit our website (www.redwoodtrust.com).

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements related to the closing date of the offering and the use of the net proceeds. Forward-looking statements involve numerous risks and uncertainties. Redwood’s actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in Redwood’s Prospectus Supplement dated January 21, 2009, the accompanying Prospectus dated November 23, 2007, and the documents incorporated in the Prospectus Supplement and the Prospectus by reference. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Important factors, among others, that may affect our actual results include: changes in interest rates; changes in mortgage prepayment rates; the timing of credit losses within our portfolio; our exposure to adjustable-rate and negative amortization mortgage loans; the state of the credit markets and other general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the concentration of the credit risks we are exposed to; the ability of counterparties to satisfy their obligations to us;  legislative and regulatory actions affecting the mortgage industry; the availability of high quality assets for purchase at attractive prices; declines in home prices and commercial real estate prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, inaccurate ratings of securities by rating agencies, rating agency downgrades of securities, and increases in the supply of real estate securities available-for-sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; changes in our investment, financing, and hedging strategies and the new risks that those changes may expose us to; changes in the competitive landscape within our industry and for the personnel we need to retain or attract; our failure to manage various operational risks associated with our business; our failure to maintain appropriate internal controls over financial reporting; our failure to properly administer and manage our securitization entities; risks we may be exposed to if we expand our business activities, such as risks relating to significantly increasing our direct holdings of loans; limitations imposed on our business due to our REIT status and our status as exempt from the Investment Company Act of 1940; our ability to raise additional capital to fund our investing activity; and other factors not presently identified.